Exhibit 7.2

FAIRFAX FINANCIAL HOLDINGS LIMITED

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE, dated as of May 9, 2011 (this “Supplemental Indenture”), between FAIRFAX FINANCIAL HOLDINGS LIMITED, a corporation duly organized and existing under the laws of Canada (the “Corporation”), THE BANK OF NEW YORK MELLON, as successor U.S. trustee (the “U.S. Trustee”), and CIBC MELLON TRUST COMPANY, as the successor Canadian trustee (the “Canadian Trustee”, and together with the U.S. Trustee, the “Trustees” and each a “Trustee”).

RECITALS OF THE CORPORATION:

WHEREAS, the Corporation has heretofore executed and delivered to the Trustees an Indenture, dated as of December 1, 1993 (the “Base Indenture”, and together with this Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of one or more series of Securities as defined in the Base Indenture;

WHEREAS, Article Nine of the Base Indenture provides for various matters with respect to any series of Securities issued under the Base Indenture to be established in an indenture supplemental to the Base Indenture;

WHEREAS, subsections 901(2), (7) and (9) of the Base Indenture provides that the Corporation, when authorized by or pursuant to a Board Resolution, and the Trustees, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture, for the purpose (among others) of adding to the covenants of the Corporation for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are being included solely for the benefit of such series), to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Base Indenture, and to cure ambiguities with respect to the Base Indenture;

WHEREAS, the entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture; and

WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

NOW THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the issuance of the series of Securities provided for herein, the Corporation and the Trustees mutually covenant and agree for the equal and proportionate benefit of the respective Holders of the Securities of such series as follows:

Article One

RELATION TO INDENTURE; DEFINITIONS; RULES OF CONSTRUCTION

SECTION 1.1  Relation to Indenture.  This Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 1.2  Definitions.  The following defined terms shall be inserted in proper alphabetical order into Section 101 of the Base Indenture and shall read as follows:

“Distribution Compliance Period” means the 40-day distribution compliance period as defined in Regulation S.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exempted Security” means any Security that is issued in reliance upon the exemption from the registration requirements of the Securities Act pursuant to Rule 144A or Regulation S.

“QIB” means a “qualified institutional buyer” as defined under Rule 144A.

“Regulation S” means Regulation S under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“Regulation S Global Security” means a security in global form which includes the legend set forth in Section 204(b).

“Restricted Global Security” means a security in global form which includes the legend set forth in Section 204(a).

“Rule 144” means Rule 144 under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

SECTION 1.3  Rules of Construction.  For all purposes of this Supplemental Indenture, capitalized terms used herein without definition shall have the meanings specified in the Indenture.

Article Two

SUPPLEMENTAL PROVISIONS

SECTION 2.1  Addition of Section 204.  A new Section 204 is hereby inserted into the Base Indenture as follows:

“SECTION 204. Legends. The following legends shall appear on the face of all Exempted Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(a)                                 Private Placement Legend.  Each Exempted Security issued in reliance upon the exemption from the registration requirements of the Securities Act pursuant to Rule 144A shall bear a legend in substantially the following form, together with any other legend that may be required pursuant to Canadian provincial and territorial securities laws:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF FAIRFAX FINANCIAL HOLDINGS LIMITED (THE “CORPORATION”) THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE CORPORATION OR ANY OF ITS SUBSIDIARIES, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE), OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ALL APPLICABLE U.S. STATE SECURITIES LAWS, AND IN CASE (IV) SUBJECT TO THE CORPORATION’S AND THE U.S. TRUSTEES’ RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER

OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

THIS LEGEND CAN ONLY BE REMOVED IN THE DISCRETION OF THE CORPORATION.

(b)                                 Regulation S Legend.  Each Exempted Security issued in reliance upon the exemption from the registration requirements of the Securities Act pursuant to Regulation S shall bear a legend in substantially the following form, together with any other legend that may be required pursuant to Canadian provincial and territorial securities laws:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

SECTION 2.2  Amendment of Section 305.  The following shall be appended to the end of Section 305 of the Base Indenture:

“Notwithstanding any provision to the contrary herein, so long as a Restricted Global Security or Regulation S Global Security remains outstanding and is held by or on behalf of the depositary of such Exempted Security, transfers of a Restricted Global Security or Regulation S Global Security, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Section 203, and this Section 305; provided, however, that a beneficial interest in a Restricted Global Security or Regulation S Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Exempted Security in accordance with the transfer restrictions set forth in the restricted legend on such Exempted Security, if any; provided, further, that during the Distribution Compliance Period, beneficial interests in a Regulation S Global Security may be transferred only to non-U.S. Persons (and in compliance with applicable Canadian provincial and territorial securities laws) or qualified institutional buyers under Rule 144A.

Except for transfers or exchanges made in accordance with the next three succeeding paragraphs, transfers of a Restricted Global Security or Regulation S Global Security shall be limited to transfers of such Security in whole, but not in part, to nominees of the depositary of such Security or to a successor of such depositary or such successor’s nominee.

If the owner of a beneficial interest in the Restricted Global Security at any time wishes to exchange its interest in such Restricted Global Security for an interest in the Regulation S Global Security, or to transfer its interest in such Restricted Global Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Security, such transfer or exchange may be effected, only in accordance with this paragraph and the rules and procedures of the depositary of such Security or a participant thereof.  Upon receipt by the Security Register from the U.S. Trustee of (A) instructions directing the Security Register to credit or cause to be credited an interest in the Regulation S Global Security in a specified principal amount and to cause to be debited an interest in the Restricted Global Security in such specified principal amount, and (B) a certificate in the form of Exhibit A attached hereto given by the owner of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Exempted Security and (x) pursuant to and in accordance with Regulation S or (y) that the Exempted Security being transferred is being transferred in a transaction permitted by Rule 144, then the Security Register shall instruct the depositary to reduce or cause to be reduced the principal amount of the Restricted Global Security and the depositary to increase or cause to be increased the principal amount of the Regulation S Global Security by the aggregate principal amount of the interest in the Restricted Global Security to be exchanged.

If the owner of a beneficial interest in the Regulation S Global Security at any time wishes to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security, such transfer may be effected only in accordance with this paragraph and the rules and procedures of the depositary of such Security or a participant thereof.  Upon receipt by the Security Register from the U.S. Trustee of (A) instructions directing the Security Register to credit or cause to be credited an interest in the Restricted Global Security in a specified principal amount and to cause to be debited an interest in the Regulation S Global Security in such specified principal amount, and (B) a certificate in the form of Exhibit B attached hereto given by the owner of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Security and stating that (x) the Person transferring such interest reasonably believes that the Person acquiring such interest is a QIB and is obtaining such interest in a transaction meeting the requirements of Rule 144A and any applicable securities laws of any state of the United States or (y) that the Person transferring such interest is relying on an exemption other than Rule 144A from the registration requirements of the Securities Act and, in such circumstances, such legal opinion as the Corporation or a Trustee may reasonably request to ensure that the requested transfer or exchange is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Security Register shall instruct the depositary to reduce or cause to be reduced the principal amount of the Regulation S Global Security and to increase or cause to be increased the principal amount of the Restricted Global Security by the aggregate principal amount of the interest in the Regulation S Global Security to be exchanged or transferred.

In the event that a Restricted Global Security or Regulation S Global Security is exchanged for Restricted Securities or Regulation S Securities, respectively, in certificated, registered form, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the preceding 2 paragraphs (including the certification requirements intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Corporation and the Trustees.

Except as set forth in the second succeeding paragraph, if Exempted Securities are issued upon the transfer, exchange or replacement of Exempted Securities bearing the restricted legends set forth in Section 204 hereof, the Exempted Securities so issued shall bear the restricted legends, and a request to remove such restricted legends from Exempted Securities shall not be honored unless there is delivered to the Corporation such satisfactory evidence, which may include a legal opinion from counsel licensed to practice law in the State of New York, as may be reasonably required by the Corporation, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act.  Upon provision of such satisfactory evidence, the U.S. Trustee, at the direction of the Corporation, shall authenticate and deliver Exempted Securities that do not bear the legend.

The Trustees shall have no responsibility for any actions taken or not taken by the depositary or a participant thereof, as the case may be.

After the first anniversary of issuance of the Exempted Securities, the Corporation may provide a certificate to a Trustee certifying that the restricted legends set forth in Section 204 hereof may be removed from the Restricted Global Security because such Restricted Global Security has become freely tradable on an unconditional basis by beneficial owners that are not Affiliates of the Corporation.   Upon receipt of such certificate from the Corporation by a Trustee, the restricted legends on the Restricted Global Security will be deemed removed and the restricted CUSIP, ISIN and Common Code numbers, as applicable, will be substituted automatically for unrestricted CUSIP, ISIN and Common Code numbers, as applicable.  No new Global Security will be required.  If the Corporation issues additional Securities of a series, such additional Securities will be issued under separate CUSIP, ISIN and Common Code numbers, as applicable, until they become freely tradable on an unconditional basis, at which time they will be merged with the original Securities.  The additional Securities will vote together with the original Securities as a single class immediately following the reopening, but they will not be fungible with the original Securities until they became freely tradable with and are merged into the CUSIP, ISIN and Common Code numbers, as applicable, for the original Securities.”

SECTION 2.3  Addition of Section 1011.

A new Section 1011 is hereby added to the Base Indenture as follows:

“SECTION 1011.  Available Information; No Resale of Exempted Securities by the Corporation.

So long as any Exempted Securities are “restricted securities” within the meaning of Rule 144 and the Corporation is not subject to the reporting requirements of the Exchange Act, the Corporation will furnish to any Holder of such Exempted Securities in definitive form or Holder of a beneficial interest in a such Exempted Security in global form, or to any prospective purchaser designated by such Holder, upon the request of such Holder, the business and financial information concerning the Corporation called for under paragraph (d)(4) of Rule 144A.  Except as otherwise provided in the Indenture, the Corporation will not, and will not permit any of its Affiliates to, resell any Exempted Securities that constitute “restricted securities”

under Rule 144 except pursuant to an effective registration statement under the Securities Act or Rule 144.”

SECTION 2.4  Insertion of Exhibits.  Exhibits A and B attached hereto shall be attached to the end of the Base Indenture as Exhibits A and B, respectively.

Article Three

MISCELLANEOUS PROVISIONS

SECTION 3.1  Ratification.  The Base Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

SECTION 3.2  Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same Supplemental Indenture.

SECTION 3.3  Governing Law.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 3.4  Rights of Trustees.  In no event shall the Trustees be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustees shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

In no event shall the Trustees be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustees has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 3.5  Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

FAIRFAX FINANCIAL HOLDINGS LIMITED

By:	/s/ Bradley Martin
Name: Bradley Martin
Title: Vice President, Chief Operating Officer and Corporate Secretary

THE BANK OF NEW YORK MELLON, as U.S. Trustee

By:	/s/ Teisha Wright
Name: Teisha Wright
Title: Senior Associate

CIBC MELLON TRUST COMPANY,
as Canadian Trustee

By:	/s/ Manuel Arias
Name: Manuel Arias
Title: Authorized Signatory

[Signature Page to First Supplemental Indenture]

EXHIBIT A
FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM RESTRICTED GLOBAL SECURITY TO REGULATION S GLOBAL SECURITY *

(Transfers of Restricted Global Security to Regulation S Global Security pursuant to Section 305 of the Indenture)

[THE BANK OF NEW YORK MELLON, as U.S. Trustee
101 Barclay Street
Floor 4 East
New York, NY 10286]

[CIBC MELLON TRUST COMPANY, as Canadian Trustee
c/o BNY Trust Company of Canada
320 Bay Street, 11F
Toronto, ON M5H4A6]

Re:     % [NAME OF SECURITY] Due • (the “Securities”)

Reference is hereby made to the indenture dated as of December 1, 1993 (the “Base Indenture”) between Fairfax Financial Holdings Limited, a corporation duly organized and existing under the laws of Canada (the “Corporation”), The Bank of New York Mellon, as successor U.S. trustee (the “U.S. Trustee”) and CIBC Mellon Trust Company, as the successor Canadian trustee (the “Canadian Trustee”, and together with the U.S. Trustee, the “Trustees”), as supplemented by a supplemental indenture dated as of May 9, 2011 between the Corporation and the Trustees (the “Supplemental Indenture”, and together with the Base Indenture, the “Indenture”).  Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to $             aggregate principal amount of Securities that are held as a beneficial interest in the form of the Restricted Global Security (CUSIP No.         ; ISIN No:              ) with the depositary in the name of [name of transferor] (the “Transferor”).  The Transferor has requested an exchange or transfer of such beneficial interest for an equivalent beneficial interest in the Regulation S Global Security (Common Code No.         ; ISIN No.         ).

In connection with such request, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Securities and:

(a)                                 with respect to transfers made in reliance on Regulation S (“Regulation S”) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), does certify that:

(i)                                     the offer of the Securities was not made to a person in the United States;

(ii)                                  either (i) at the time the buy order is originated the transferee is outside the United States or the Transferor and any person acting on its behalf

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reasonably believe that the transferee is outside the United States or; (ii) the transaction was executed in, on or through the facilities of a designated offshore securities market described in paragraph (b) of Rule 902 of Regulation S and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

(iii)                               no directed selling efforts have been made in the United States by the Transferor, an affiliate thereof or any person their behalf in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

(iv)                              the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act; and

(v)                                 the Transferor is not the Corporation, a distributor of the Securities, an affiliate of the Corporation or any such distributor (except any officer or director who is an affiliate solely by virtue of holding such position) or a person acting on behalf of any of the foregoing.

(b)                                 with respect to transfers made in reliance on Rule 144 the Transferor certifies that the Securities are being transferred in a transaction permitted by Rule 144 under the U.S. Securities Act.

You, the Corporation and the Trustees are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

[Name of Transferor]

By:

Name:

Title:

Date:

cc:                                Fairfax Financial Holdings Limited

Attn: Paul Rivett, Vice President and Chief Legal Officer

*                                         If the Security is in definitive form, appropriate changes need to be made to the form of this transfer certificate.

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EXHIBIT B
FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM REGULATION S GLOBAL SECURITY TO RESTRICTED GLOBAL SECURITY

(Transfers of Regulation S Global Security to Restricted Global Security pursuant to Section 305 of the Indenture)

[THE BANK OF NEW YORK MELLON, as U.S. Trustee
101 Barclay Street
Floor 4 East
New York, NY 10286]

[CIBC MELLON TRUST COMPANY, as Canadian Trustee
c/o BNY Trust Company of Canada
320 Bay Street, 11F
Toronto, ON M5H4A6]

Re:     % [NAME OF SECURITY] Due • (the “Securities”)

Reference is hereby made to the indenture dated as of December 1, 1993 (the “Base Indenture”) between Fairfax Financial Holdings Limited, a corporation duly organized and existing under the laws of Canada (the “Corporation”), The Bank of New York Mellon, as successor U.S. trustee (the “U.S. Trustee”) and CIBC Mellon Trust Company, as the successor Canadian trustee (the “Canadian Trustee”, and together with the U.S. Trustee, the “Trustees”), as supplemented by a supplemental indenture dated as of May 9, 2011 between the Corporation and the Trustees (the “Supplemental Indenture”, and together with the Base Indenture, the “Indenture”).  Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to $           aggregate principal amount at maturity of Securities that are held in the form of the Regulation S Global Security with the depositary (Common Code No.        ; ISIN No.        ) in the name of [name of transferor] (the “Transferor”) to effect the transfer of the Securities in exchange for an equivalent beneficial interest in the Restricted Global Security (CUSIP No.         , ISIN No.         ).

In connection with such request, and in respect of such Securities the Transferor does hereby certify that such Securities are being transferred in accordance with the transfer restrictions set forth in the Securities and that:

CHECK ONE BOX BELOW:

☐                                    the Transferor is relying on Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”) for exemption from such Act’s registration requirements; it is transferring such Securities to a person it reasonably believes is a “qualified institutional buyer” as defined in Rule 144A that purchases for its own account, or for the account of a qualified

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institutional buyer, and to whom the Transferor has given notice that the transfer is made in reliance on Rule 144A and the transfer is being made in accordance with any applicable securities laws of any state of the United States; or

☐                                    the Distribution Compliance Period has expired and the Transferor is relying on an exemption other than Rule 144A from the registration requirements of the Securities Act, subject to the Corporation’s and the Trustee’s right prior to any such offer, sale or transfer to require the delivery of an Opinion of Counsel, certification and/or other information satisfactory to each of them.

You, the Corporation and the Trustees are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Name of Transferor]

By:

Name:

Title:

Date:

cc:                                Fairfax Financial Holdings Limited

Attn: Paul Rivett, Vice President and Chief Legal Officer

*                                         If the Security is in definitive form, appropriate changes need to be made to the form of this transfer certificate.

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